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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 1, 1998







                            OXFORD HEALTH PLANS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                      0-19442               06-1118515
(State or other jurisdiction)          (Commission             (IRS Employer
       of incorporation)                File Number)         Identification No.)


    800 Connecticut Avenue, Norwalk, Connecticut                    06854
       (Address of principal executive offices)                   (Zip Code)


                                 (203) 852-1442
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         Registrant has added two new officers to its operations and information systems senior management team. Tom Beauchamp has joined the Registrant as its new Vice President and Chief Information Officer. Prior to joining the Registrant, Mr. Beauchamp worked for the Woolworth Corporation in New York, where he was the Vice President of Information Systems. Prior to his position at Woolworth, Mr. Beauchamp had over 20 years of information systems leadership experience at national retailers such as Montgomery Ward, Limited Stores and the Thrifty Corporation.

         Vikki L. Pryor has joined the Registrant as Vice President of Operations and will oversee all regional operations and manage the real estate and office services functions. Ms. Pryor comes to the Registrant from Blue Cross Blue Shield of Massachusetts where she most recently held the position of Senior Vice President of Customer Operations and Service. Her scope of responsibility included both the Operations and IS Technology organizations.

                                      *****

         Effective September 1, 1998, Kevin Hickey, Executive Vice President, Operations, resigned from his position with the Registrant to head a development company affiliated with First Health Associates, Inc., located in Avon, Connecticut.



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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            OXFORD HEALTH PLANS, INC.


Date: September 4, 1998                     By:  /s/  KURT THOMPSON
                                                ----------------------
                                                     Kurt Thompson
                                                Chief Accounting Officer


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